Exhibit 99.1

Contact:	Lytham Partners, LLC	The Storch-Murphy Group
	Joe Diaz	Martin Schildhouse
	Joe Dorame	Communications Director
	Robert Blum	(305) 606-3577
(602) 889-9700
BIOHEART, INC., ANNOUNCES MANAGEMENT CHANGE
     SUNRISE, Fla. (July 11, 2008)— Bioheart, Inc., (Nasdaq:BHRT) ) a company committed to delivering intelligent devices and biologics that help monitor, diagnose and treat heart failure and cardiovascular diseases, today announced that Doug Owens, Director, Clinical Affairs, will assume responsibility for Bioheart’s regulatory and clinical strategy for its investigational MyoCell® Therapy clinical trials from Richard T. Spencer, IV, who has served as Bioheart’s Vice President, Clinical Affairs and Physician Relations. Spencer has decided to leave Bioheart to pursue other opportunities, but has agreed to be available through the end of August to consult with Bioheart on the sale and distribution of the Bioheart 3370 Heart Failure Monitor, as well as, ongoing clinical trial activities.
     “Rich developed an excellent infrastructure for our clinical trial program and regulatory process and we are sorry to see him leave,” said Howard J. Leonhardt, Bioheart’s CEO and Chief Technology Officer. “We believe we are well-positioned with Doug’s experience in managing the MARVEL Trial to continue our enrollment momentum as we advance our clinical program in pursuit of regulatory approval and commercialization of this therapy to treat congestive heart failure patients.”
     “We are excited that Rich has agreed to work with us in a consulting capacity, as he has the background and skills that are key to a successful launch of our new product,” said Leonhardt.
ABOUT BIOHEART
Bioheart, Inc. (NASDAQ: BHRT) is committed to delivering intelligent devices and biologics that help monitor, diagnose and treat heart failure and cardiovascular diseases. Its goals are to improve a patient’s quality of life and reduce health care costs and hospitalizations. Specific to biotechnology, Bioheart is focused on the discovery, development and, subject to regulatory approval, commercialization of autologous cell therapies for the treatment of chronic and acute heart damage. Its lead product candidate, MyoCell®, is an innovative clinical muscle-derived stem cell therapy designed to populate regions of scar tissue within a patient’s heart with new living cells for the purpose of improving cardiac function in chronic heart failure patients. The Company’s pipeline includes multiple product candidates for the treatment of heart damage, including Bioheart Acute Cell Therapy, an autologous, adipose tissue-derived stem cell treatment for acute heart damage, and MyoCell® SDF-1, a therapy utilizing autologous cells that are genetically modified to express additional potentially therapeutic growth proteins. For more information on Bioheart, visit www.bioheartinc.com.
     MyoCell and MyoCell SDF-1 are trademarks of Bioheart, Inc.
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13794 NW 4th Street, Suite 212 • Sunrise, Florida 33325
Phone: 954.835.1500 • Fax: 954.845.9976
www.bioheartinc.com

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Forward Looking Statements:
Except for historical matters contained herein, statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Without limiting the generality of the foregoing, words such as “may”, “will”, “to”, “plan”, “expect”, “believe”, “anticipate”, “intend”, “could”, “would”, “estimate”, or “continue” or the negative other variations thereof or comparable terminology are intended to identify forward-looking statements.
Investors and others are cautioned that a variety of factors, including certain risks, may affect our business and cause actual results to differ materially from those set forth in the forward-looking statements. These risk factors include, without limitation, (i) our ability to secure additional financing; (ii) the timely success and completion of our clinical trials; (iii) the occurrence of any unacceptable side effects during or after preclinical and clinical testing of our product candidates; (iv) regulatory approval of our product candidates; (v) our dependence on the success of our lead product candidate; (vi) our inability to predict the extent of our future losses or if or when we will become profitable; (vii) our ability to protect our intellectual property rights; (viii) our inability to predict the extent of our future losses or if or when we will become profitable; and (viii) intense competition . The company is also subject to the risks and uncertainties described in its filings with the Securities and Exchange Commission, including the section titled “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2007, as amended by Amendment No. 1 on Form 10-K/A.
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13794 NW 4th Street, Suite 212 • Sunrise, Florida 33325
Phone: 954.835.1500 • Fax: 954.845.9976
www.bioheartinc.com